SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: June 21, 2013

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087
(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fourth Amended and Restated 2005 Omnibus Equity Compensation Plan

On April 12, 2013, ICG Group, Inc’s (“ICG’s”) Board of Directors adopted, subject to stockholder approval at ICG’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), an amendment and restatement of ICG’s Third Amended and Restated 2005 Omnibus Equity Plan (the “Plan” and, as amended and restated, the “Amended Plan”). On June 21, 2013, a requisite number of ICG stockholders approved the Amended Plan, which became effective on that date.

The Amended Plan (1) increased the number of authorized shares of ICG Common Stock issuable under the Plan by 2,000,000 (for a total of 9,600,000 authorized shares), (2) added annual recurring revenue and annual contract value (ACV) as criteria that may be used for objective performance goals under the Plan, (3) extended the date on which the Plan expires to ten years following the effective date of the Amended Plan (i.e., to June 21, 2023) and (d) enabled the Plan to continue to meet certain requirements for tax purposes

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Plan. A copy of the Amended Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 21, 2013, ICG held its Annual Meeting. As of April 25, 2013, the record date for the Annual Meeting, there were a total of 37,490,433 shares of ICG Common Stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 34,269,908 shares of ICG Common Stock were represented in person or by proxy and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final number of votes cast for, cast against and withheld, as applicable, for each such matter, as well as the number of abstentions and broker non-votes with respect to each such matter.

1. ICG’s stockholders re-elected each of Thomas A. Decker, Thomas P. Gerrity and Peter K. Miller as a Class II director, for a term of three years or until his successor has been elected and qualified. The tabulation of votes on the matter was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas A. Decker	28,856,789	592,899	24,090	4,796,130
Thomas P. Gerrity	28,598,645	851,023	24,110	4,796,130
Peter K. Miller	29,188,872	259,943	24,963	4,796,130

2. ICG’s stockholders ratified the appointment of KPMG LLP as ICG’s independent registered public accountant for the year ending December 31, 2013. The tabulation of votes on the matter was as follows:

Votes For	Votes Against	Abstentions
33,006,203	1,236,652	27,053

3. ICG’s stockholders approved an amendment and restatement of the Plan (i.e., the Amended Plan) to (a) increase the number of authorized shares of ICG Common Stock issuable under the Plan by 2,000,000 (for a total of 9,600,000 authorized shares), (b) add annual recurring revenue and ACV as criteria that may be used for objective performance goals under the Plan, (c) extend the date on which the Plan expires to ten years following the effective date of the Amended Plan (i.e., to June 21, 2023) and (d) enable the Plan to continue to meet certain requirements for tax purposes. The tabulation of votes on the matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,394,807	6,071,722	7,249	4,796,130

4. ICG’s stockholders voted in favor of approving, on an advisory basis, the compensation of ICG’s named executive officers, as disclosed in ICG’s proxy statement for the Annual Meeting. The tabulation of votes on the matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,715,597	1,748,641	9,540	4,796,130

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	ICG Group, Inc. Fourth Amended and Restated 2005 Omnibus Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: June 25, 2013	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	ICG Group, Inc. Fourth Amended and Restated 2005 Omnibus Equity Compensation Plan